UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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URBAN OUTFITTERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1809 Walnut Street

Philadelphia, Pennsylvania 19103

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on Tuesday, June 1, 2004, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

The matters to be considered and voted upon are described in the 2004 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope.

I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters with you.

Sincerely,

Richard A. Hayne

Chairman of the Board

1809 Walnut Street

Philadelphia, Pennsylvania 19103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 1, 2004

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on June 1, 2004 at 10:30 a.m., for the following purposes:

1.	To elect six Directors to serve for a term of one year.

2.	To approve an increase in the number of authorized common shares of the Company to 200,000,000 common shares.

3.	To approve the Urban Outfitters 2004 Stock Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 19, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Glen A. Bodzy

Secretary

URBAN OUTFITTERS, INC.

1809 Walnut Street

Philadelphia, Pennsylvania 19103

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Tuesday, June 1, 2004 at 10:30 a.m., at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about April 26, 2004.

Only shareholders of record, as shown on the transfer books of the Company at the close of business on April 19, 2004 (“Record Date”), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were              of the Company’s Common Shares, par value $.0001 per share (the “Common Shares”) outstanding.

The Company’s Common Shares represented by an unrevoked proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such proxy. Any properly executed proxy received on a timely basis on which no specification has been made by the shareholder will be voted “FOR” the election of the nominees to the Board of Directors listed in this Proxy Statement, “FOR” the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized Common Shares to 200,000,000, “FOR” the approval of the Urban Outfitters 2004 Stock Incentive Plan (the “2004 Plan”) and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments or postponements thereof. Any shareholder giving a proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent proxy.

Presence at the Meeting in person or by proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each Common Share entitles the holder to one vote. Proposal 1 regarding the election of directors will be determined by a plurality vote and the six nominees receiving the most “FOR” votes will be elected. Approval of Proposals 2 and 3 regarding the amendment to the Amended and Restated Articles of Incorporation and the adoption of the 2004 Plan, respectively, as well as of any other matters that may come before the Meeting, will require the affirmative vote of a majority of the votes cast on the proposal. In all matters, an abstention or broker nonvote will not be counted as a vote cast.

1.    ELECTION OF DIRECTORS

The Company’s By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are five directors. The Board of Directors has designated six persons to serve as directors as of the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees set forth below. Each director shall be elected for a term of one year and shall serve until his successor is elected and qualified.

At the Meeting, six directors will be elected. The Board of Directors has nominated the five persons currently serving as directors, as well as Glen T. Senk, President of Anthropologie, Inc. and Executive Vice President of the Company, for election to the Board at the Meeting. Unless otherwise directed, the persons named on the proxy intend to vote all valid proxies received by them “FOR” the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Joel S. Lawson III, Glen T. Senk and Robert H. Strouse. The Board of Directors has determined that Messrs. Belair, Cherken, Lawson and Strouse are independent under the listing standards of the NASDAQ National Market, Inc. (“NASDAQ”).

Biographical Information

The following information is submitted concerning each nominee for election as a director:

Name	Age	Position
Richard A. Hayne	56	Chairman of the Board of Directors President, Urban Outfitters, Inc.
Scott A. Belair (1)	56	Director
Harry S. Cherken, Jr.	54	Director
Joel S. Lawson III (2)	56	Director
Glen T. Senk	47	President, Anthropologie; Executive Vice President, Urban Outfitters, Inc.
Robert H. Strouse (3)	55	Director

(1)	Chairman of the Compensation Committee; member of the Audit Committee; member of the Nominating Committee
(2)	Chairman of the Audit Committee; member of the Compensation Committee; member of the Nominating Committee
(3)	Chairman of the Nominating Committee; member of the Audit Committee

Mr. Hayne co-founded Urban Outfitters in 1970 and has been Chairman of the Board of Directors and President since the Company’s incorporation in 1976.

Mr. Belair co-founded Urban Outfitters in 1970 and has been a director since its incorporation in 1976. He has served as Principal of The ZAC Group, a financial advisory firm, during the last fourteen years. Previously, he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is also a director of Hudson City Bancorp, Inc.

Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and served as a Managing Partner of that firm from February 1996 to January 2000.

Mr. Lawson, a director since 1985, has, since November 2001, been an independent consultant. From November 2001 until November 2003, he also served as Executive Director of M&A International Inc., a global organization of merger and acquisition advisory firms. From 1980 until November 2001, Mr. Lawson was Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm. Howard, Lawson & Co. became an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation in March 2001.

Mr. Senk has served as President of Anthropologie, Inc. since April 1994. Mr. Senk was named Executive Vice President of Urban Outfitters, Inc. in May 2002, and assumed responsibility for the Company’s Free People division in May 2003. Prior to joining the Company, Mr. Senk was Senior Vice President and General Merchandise Manager of Williams-Sonoma, Inc. and Chief Executive of the Habitat International Merchandise and Marketing Group in London, England. Mr. Senk began his retail career at Bloomingdale’s, where he served in a variety of roles including Managing Director of Bloomingdale’s By Mail.

Mr. Strouse, a director since 2002, has, since 1998, been Chief Operating Officer of The AMC Group, L.P., a company that oversees a diversified group of industrial, service and real estate businesses.

In respect of this Proposal 1, the nominees for director will be elected by a plurality of the votes cast, and the six nominees receiving the most “FOR” votes will be elected. Abstentions or broker nonvotes will not be counted as votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Board Committees and Attendance at Meetings

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee oversees the Company’s financial reporting process and system of internal controls on behalf of the Board of Directors and is governed by a written charter approved by the Board of Directors, which is attached as Appendix A to this

Proxy Statement. The Audit Committee is comprised of independent directors under NASDAQ’s listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, the Board of Directors has determined that Messrs. Belair and Lawson qualify as “audit committee financial experts,” as defined by the regulation of the Securities and Exchange Commission. In accordance with the written charter approved by the Board of Directors in February 2004, the Compensation Committee is responsible for determining the salary, incentive and other forms of compensation for the Company’s President and for recommending the same to the Board of Directors for its determination with respect to the Company’s other executive officers. The Compensation Committee also administers the Company’s stock option plans. The Compensation Committee is comprised of independent directors under NASDAQ’s listing standards and its charter can be found on the Company’s web site at www.urbanoutifttersinc.com. The Nominating Committee makes recommendations to the Board with regard to the size and composition of the Board, as well as qualified nominees for election as directors. The Nominating Committee is comprised of independent directors under NASDAQ’s listing standards and is governed by a written charter approved by the Board of Directors, which can be found on the Company’s web site at www.urbanoutfittersinc.com.

The Company’s Board of Directors held five meetings in the fiscal year ended January 31, 2004 (“Fiscal 2004”). The independent directors also met in executive sessions during Fiscal 2004. The Compensation Committee and the Audit Committee held three and four meetings, respectively, during Fiscal 2004. The Board’s Nominating Committee was constituted in February 2004, and consequently, held no meetings during Fiscal 2004. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 2004.

Pursuant to the Company’s policy, the directors are expected to attend the Company’s annual meetings of shareholders. All five of the Company’s current directors attended last year’s annual meeting of shareholders.

Shareholder Communications

Shareholders may communicate with members of the Company’s Board of Directors by writing, as applicable, to the full Board, a particular committee or a specific director at Urban Outfitters, Inc., 1809 Walnut Street, Philadelphia, PA 19103, (Tel: 215-564-2313); (Fax: 215-568-1549).

Director Nominations

The Nominating Committee recommends director nominees to the Board of Directors. The Nominating Committee seeks individuals who are qualified to be directors, and if needed, will use a third party search firm to assist in finding director candidates. No third parties were engaged to evaluate or assist in identifying potential director nominees in Fiscal 2004. The Nominating Committee’s charter, which can be found on the Company’s web site at www.urbanoutfittersinc.com, sets forth the Nominating Committee’s process for identifying and evaluating director nominees.

The Nominating Committee gives appropriate consideration to qualified persons recommended by shareholders for nomination as directors, when submitted prior to the shareholder proposal date referred to in the “Shareholder Proposals” section in this Proxy Statement, provided such recommendations are accompanied by sufficient biographical information about the proposed nominee to permit the Nominating Committee to evaluate his or her qualifications and experience, as well as such person’s consent to being named in the Proxy Statement and to serving as a director if elected. Shareholders may submit director recommendations in writing to the Nominating Committee, at Urban Outfitters, Inc., 1809 Walnut Street, Philadelphia, Pennsylvania 19103.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

During Fiscal 2004, the Audit Committee was comprised of three independent directors of the Company (as independence is defined under NASDAQ’s listing standards and the rules and regulations of the Securities and Exchange Commission). The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K for Fiscal 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the Company’s independent accountants, KPMG LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the independent accountants such other matters as are required under Statement of Auditing Standards No. 61 and other generally accepted auditing standards. In addition, the Committee has discussed with the independent accountants the accountants’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the accountants’ independence.

The Committee discussed with the Company’s independent accountants the overall scope and plans for the audit. The Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2004 for filing with the Securities and Exchange Commission.

Joel S. Lawson III, Chairman of the Audit Committee

Scott A. Belair

Robert H. Strouse

Compensation of Directors

The Company currently pays each director who is not also an employee of the Company (“Outside Directors”) $1,000 for each Board of Directors meeting they attend, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company’s 1997 Stock Option Plan (the “1997 Plan”) provides for the grant of nonqualified stock options to each Outside Director, and the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) provides for, and upon its approval, the 2004 Plan will provide for, a continuation of these grants.

Under the 2000 Plan, upon appointment to the Board of Directors, an Outside Director receives an initial grant of an option to purchase 20,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or reelected, he or she receives an additional grant of an option to purchase 20,000 Common Shares, provided that he or she did not receive an initial grant within the preceding six-month period. Options generally become exercisable in full 12 months after the date of their grant. Each Outside Director may exercise options upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year following termination, except where the option, by its terms, expires on an earlier date. During Fiscal 2004, each Outside Director received the grant of an option to purchase 20,000 Common Shares. The exercise price of options granted under the Plans is the fair market value of the Common Shares at the date of grant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Belair and Mr. Lawson. No member of the Compensation Committee is or was during Fiscal 2004 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company’s Board or Compensation Committee. Please see “Certain Business Relationships” below with respect to Mr. Belair.

Certain Business Relationships

Harry S. Cherken, Jr., a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2004 and is expected to continue to do so in the future. Drinker Biddle & Reath LLP has received customary compensation for these services.

The McDevitt Company, a real estate company, acted as a broker in substantially all of the Company’s new real estate transactions during Fiscal 2004. The Company has not paid any compensation to The McDevitt Company, but the Company has been advised that The McDevitt Company has received commissions from other parties to such transactions. Wade L. McDevitt is the brother-in-law of Scott Belair, one of the Company’s directors, and is president and the sole shareholder of The McDevitt Company.

2.    AMENDMENT TO THE COMPANY’S AMENDED AND

RESTATED ARTICLES OF INCORPORATION

On February 24, 2004, the Board of Directors voted unanimously to submit for shareholder approval a proposed amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized Common Shares from 50,000,000 Common Shares to 200,000,000 Common Shares. The Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and its shareholders and recommends that the shareholders approve the amendment. The amendment will consist of a revision of Article 4 of the Company’s Amended and Restated Articles of Incorporation to read in its entirety as follows:

“4. The aggregate number of shares which the corporation shall have authority to issue is 200,000,000 Common Shares, par value $.0001 per share (the “Common Shares”), and 10,000,000 Preferred Shares, par value $.0001 per share (the “Preferred Shares”).”

Currently, the Company’s Amended and Restated Articles of Incorporation authorize the issuance of up to 50,000,000 Common Shares. As of March 18, 2004, there were 40,162,671 Common Shares issued and outstanding, approximately 2,450,400 Common Shares reserved for issuance upon exercise of currently issued and outstanding stock options and approximately 92,300 Common Shares reserved for issuance in connection with future grants under the Company’s equity compensation plans.

At this time, the Company has no present agreements for the issuance or use of the proposed additional Common Shares. The Board of Directors believes that the amendment is desirable so that the Company will have more financial flexibility and be able to issue Common Shares, without the expense and delay of a special shareholders’ meeting, in connection with any stock splits or stock dividends, employee and director compensation benefit plans and for other general corporate purposes.

Authorized but unissued Common Shares of the Company may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by applicable corporate law or the listing standards of NASDAQ.

Each Common Share authorized for issuance has the same rights and is identical in all respects with each other Common Share. The authorization of additional Common Shares called for by this proposal will not affect the rights, such as voting and liquidation rights, of the Common Shares currently outstanding. Under the Amended and Restated Articles of Incorporation, shareholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional Common Shares, existing shareholders would not have any preferential rights to purchase those shares and the issuance could have a dilutive effect on earnings per share, book value per share and the voting power and shareholdings of current shareholders, depending on the particular circumstances in which the additional Common Shares are issued. The Board of Directors does not intend to issue any additional Common Shares except on terms that it deems to be in the best interests of the Company and its shareholders.

The issuance of additional Common Shares by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various transactions. The proposed increase in the number of authorized Common Shares could enable the Board of Directors to issue Common Shares to render more difficult an attempt by another person or entity to obtain control of the Company, although the Board of Directors has no present intention of issuing additional Common Shares for such purposes and has no present knowledge of any takeover efforts.

If the proposed amendment is adopted, it will become effective upon the filing of Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania. However, if shareholders approve the proposed amendment, the Board of Directors retains discretion under Pennsylvania law not to implement the proposed amendment. If the Board of Directors were to exercise such discretion, the number of authorized shares would remain at current levels.

The affirmative vote of a majority of votes cast by the Company’s shareholders at the Meeting is required for approval of this Proposal 2. Abstentions or broker nonvotes will not be counted as votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED COMMON SHARES FROM 50,000,000 COMMON SHARES TO 200,000,000 COMMON SHARES.

3.    URBAN OUTFITTERS 2004 STOCK INCENTIVE PLAN

The Board of Directors approved the 2004 Plan on February 24, 2004, subject to shareholder approval. The Board of Directors believes that the 2004 Plan is necessary for the Company to attract, retain and motivate employees, non-employee directors and consultants. The Company has been using the 2000 Plan to achieve these goals. However, as of March 18, 2004, only 92,300 Common Shares were available for the granting of future awards under the 2000 Plan. Therefore, the Board of Directors recommends approval of the 2004 Plan so that the Company may continue to attract, retain and motivate employees, non-employee directors and consultants through the grant of options, stock appreciation rights, restricted stock and restricted stock units.

The 2004 Plan is attached as Appendix B to this Proxy Statement. The following description of the 2004 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2004 Plan.

General

Common Shares Available.    The Company has reserved 2,500,000 Common Shares for issuance under the 2004 Plan. During any calendar year, no employee may be granted options and stock appreciation rights covering more than 600,000 Common Shares. No more than 1,000,000 Common Shares are available for restricted stock grants and awards of restricted stock units under the 2004 Plan. Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2004 Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2004 Plan.

No awards have been granted under the 2004 Plan, and as a result, no benefits or amounts that would have been received or allocated under the 2004 Plan are determinable at this time. The closing price of the Common Shares on March 18, 2004 was $43.85.

Administration.    Two committees have authority to administer the 2004 Plan. The first committee, of which the Chairman of the Board is the sole member, administers the 2004 Plan for awards that cover 20,000 or fewer Common Shares made to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee administers the 2004 Plan for all other awards. These committees are referred to collectively as the “administrator.” The administrator has considerable discretion in setting the terms of awards granted to employees, consultants and certain awards to non-employee directors. The administrator has no discretion in setting the terms of formula options granted to non-employee directors; those grants are made pursuant to the formula discussed below.

Types of Awards.    Under the 2004 Plan, the administrator may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units.

Eligibility.    Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2004 Plan. Employees and consultants are not eligible to receive formula options, and non-employee directors and consultants are not eligible to receive incentive stock options. The administrator selects the employees, non-employee directors and consultants who will receive discretionary options, stock appreciation rights, restricted stock awards and restricted stock units under the 2004 Plan. There are approximately 4,600 employees and four non-employee directors currently eligible to receive awards under the 2004 Plan. The limited number of consultants potentially eligible to participate in the 2004 Plan is not currently determinable.

Discretionary Stock Options

The administrator may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages that are not available for non-qualified stock options. The administrator determines the terms of the options, including the number of Common Shares subject to the option and the exercise price. However, the option term of incentive stock options may not exceed ten years, and the per share exercise price of incentive stock options may not be less than the fair market value of a Common Share on the date the option is granted.

When an employee, non-employee director or consultant terminates service with the Company, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, non-employee director or consultant terminates his or her service with the Company for a reason other than death or disability, his or her options generally remain exercisable for up to thirty days after termination of service, unless the administrator provides for a longer period. If the employee, non-employee director or consultant terminates his or her service with the Company due to death or disability, his or her options generally remain exercisable for up to six months after termination of service, unless the administrator provides for a longer period.

An employee, non-employee director or consultant may pay the exercise price of an option in cash or its equivalent. The administrator may also permit an optionee to pay the exercise price by surrendering previously acquired Common Shares, through a so-called “broker-financed transaction” or in any combination of such methods. The administrator may permit an employee to pay any tax withholding obligation with Common Shares issuable upon the exercise of the non-qualified stock option or previously acquired shares.

Formula Stock Options

The 2004 Plan carries forward the formula grants for non-employee directors that are in place under the 2000 Plan. All formula grants to non-employee directors prior to the Meeting will be made under the 2000 Plan. Formula grants on and after the Meeting will be made under the 2004 Plan.

Non-employee directors may receive two types of formula grants under the 2004 Plan. A non-employee director will receive an initial option to purchase 20,000 Common Shares on the date he or she first becomes a non-employee director. In addition, on the first business day immediately following each of the dates on which an incumbent non-employee director is elected or re-elected, he or she will receive an additional option to purchase 20,000 Common Shares, but only if he or she did not receive an initial option grant within the preceding six months. The number of Common Shares subject to options granted in each formula award may be adjusted for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events.

Each 20,000-share option becomes fully vested on the business day before the first annual meeting of shareholders after the date the option is granted. The exercise price of each 20,000-share option is 100% of the fair market value of the Common Shares on the date of grant. The exercise price may be paid in cash, by surrendering previously acquired Common Shares to the Company, through a so-called “broker-financed transaction” or in any combination of such methods. Generally, each 20,000-share option expires on the earlier of (1) ten years from the date of grant, or (2) one year from the date the non-employee director ceases to be a director for any reason.

A non-employee director may transfer his or her options for no consideration to certain family members (as defined in the 2004 Plan) or to certain trusts, foundations or other entities that family members control or have an interest in.

Stock Appreciation Rights

The administrator may award stock appreciation rights to employees, non-employee directors and consultants either along with, or independent of, options. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the fair market value on the date of grant. The administrator determines whether this amount will be paid in cash, Common Shares, or a combination of cash and Common Shares.

When an employee, non-employee director or consultant terminates service, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for discretionary options, discussed above.

Restricted Stock

The administrator may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of Common Shares that is subject to certain restrictions during a specified period, such as an employee’s continued employment with the Company or the Company achieving certain financial goals. The Company holds the Common Shares during the restriction period, and the grantee cannot transfer the shares before termination of that period. The grantee is, however, generally entitled to vote the Common Shares and receive any dividends declared and paid on the Company’s Common Shares during the restriction period.

Restricted Stock Units

The administrator may award restricted stock units to employees, non-employee directors and consultants. Each restricted stock unit represents the right to receive one Common Share when the restricted stock unit vests. Restricted stock units vest at such time, and upon satisfaction of any conditions, as determined by the administrator. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted, as well as full and fractional restricted stock units representing any cash dividends prior to the date the restricted stock unit vests.

Miscellaneous

Transferability.    Awards, except for formula options, generally are not transferable, except by will or under the laws of descent and distribution. The administrator has the authority, however, to permit an employee, non-employee director or consultant to transfer discretionary non-qualified stock options and stock appreciation rights to certain permitted transferees.

Acceleration of Vesting.    The administrator may, in its discretion, accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock and restricted stock units, if it determines that to do so would be in the best interests of the Company and the participants in the 2004 Plan. Upon a change in control of the Company (as defined in the 2004 Plan), all outstanding options and stock appreciation rights become exercisable, and all outstanding restricted stock and restricted stock units become vested.

Change in Capitalization/Certain Corporate Transactions.    If there is a change in the Company’s capitalization that affects its outstanding Common Shares, the aggregate number of Common Shares subject to awards, together with the option exercise price, will be adjusted by the administrator, as described in the 2004 Plan. The 2004 Plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, outstanding awards will be assumed by the surviving or successor corporation, if any. The 2004 Plan also authorizes the administrator to terminate the discretionary awards granted to employees, non-employee directors and consultants in the event of such a corporate transaction, after giving advance notice. In the event of a corporate transaction where shareholders are to receive cash, stock or other property, and formula options granted to non-employee directors are not assumed by the surviving or successor corporation, all outstanding non-employee director formula options will be terminated, and each non-employee director will receive cash equal to the difference between (1) the exercise price of the stock not yet exercised under the formula option, and (2) the per share value to be received by shareholders in connection with such transaction.

Effective Date.    The 2004 Plan became effective on February 24, 2004, subject to shareholder approval. If the requisite shareholder approval is not obtained by February 23, 2005, the 2004 Plan and all awards granted under the 2004 Plan will be null and void.

Amendment/Termination.    The administrator may amend outstanding awards, including an amendment to decrease the exercise price of an outstanding option. The Board of Directors may amend or suspend the 2004 Plan. Shareholder approval, however, is required for any material amendment to the 2004 Plan (as defined under applicable NASDAQ listing standards), as well as for certain amendments of which the 2004 Plan requires shareholder approval, such as an increase in the number of Common Shares authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the 2004 Plan. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Internal Revenue Code, or under the rules of the market on which the Common Shares are listed.

The Board of Directors may terminate the 2004 Plan at any time and for any reason. No incentive stock options will be granted under the 2004 Plan after February 23, 2014.

Federal Income Tax Consequences – Options

The Company has been advised that the federal income tax consequences of granting and exercising options under the 2004 Plan are as follows (based on federal tax laws and regulations, as of January 1, 2004). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the option price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of.

When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. Also, for the CEO and the four other highest compensated officers, the Company’s deduction may be contingent on certain factors such as (1) the grant being made by a committee of outside directors, and (2) the exercise price being at least equal to 100% of the fair market value of the Common Shares on the date of grant.

The affirmative vote of a majority of votes cast by the Company’s shareholders at the Meeting is required for approval of this Proposal 3. Abstentions or broker nonvotes will not be counted as votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL THE ADOPTION OF

THE URBAN OUTFITTERS 2004 STOCK INCENTIVE PLAN.

4.    OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

EXECUTIVE COMPENSATION

Summary Executive Compensation

The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 2004 and the Company’s fiscal years ended January 31, 2003 (“Fiscal 2003”) and January 31, 2002 (“Fiscal 2002”) by the Company’s President and the Company’s four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000, as well as for David C. Frankel, the former President of Free People, whose employment with the Company ceased as of October 24, 2003 (collectively, the “Named Officers”).

Annual compensation does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

Summary Compensation Table

Name and Principal Position	Year(1)	Annual Compensation			Long-Term Compensation		All Other Compensation(2)
		Salary	Bonus		Securities Underlying Options
Richard A. Hayne Chairman and President	2004 2003 2002	$278,509 235,000 235,000		$105,000 105,000 55,000	— — —			$28,678 24,615 13,695	(3)

Glen T. Senk President, Anthropologie, Inc.	2004 2003 2002	$483,468 435,577 370,214		$655,000 401,000 275,000	— — —			$8,101 8,395 7,058	(4)

Tedford A. Marlow President, Urban Outfitters Retail	2004 2003 2002	$373,432 350,000 173,660		$405,000 119,500 89,500	— — 500,000		$	— — —

Glen A. Bodzy Secretary and General Counsel	2004 2003 2002	$238,385 216,346 221,654		$80,000 65,000 54,000	40,000 — 40,000	(5)		$2,905 3,091 2,272	(6)

Robert Ross Controller	2004 2003 2002	$167,693 137,839 113,885		$23,500 20,500 20,000	10,000 60,000 —	(7)		$1,243 1,276 1,012

David C. Frankel (8) Former President, Free People	2004 2003 2002	$237,500 325,000 225,000	$	— 4,000 50,750	— — 400,000		$	— 319 —

(1)	Refers to Fiscal 2004, Fiscal 2003 and Fiscal 2002.
(2)	Includes matching cash contributions in Fiscal 2004 by the Company under the Urban Outfitters 401(k) Savings Plan of $1,225 for Mr. Hayne, $1,225 for Mr. Senk, $1,225 for Mr. Bodzy, $1,225 for Mr. Ross and $1,225 for Mr. Feldman.
(3)	Includes life insurance premiums and automobile insurance premiums paid by the Company for Mr. Hayne in the amount of $14,165 and $13,288, respectively, in Fiscal 2004.
(4)	Includes an automobile allowance and automobile insurance premiums paid by the Company for Mr. Senk in the amount of $5,400 and $1,476, respectively, in Fiscal 2004.
(5)	These options become exercisable pursuant to a four year, 25% vesting schedule commencing September 5, 2004.

(6)	Includes parking expenses paid by the Company for Mr. Bodzy in the amount of $1,680 for Fiscal 2004.
(7)	These options become exercisable pursuant to a five year, 20% vesting schedule commencing June 3, 2004.
(8)	Mr. Frankel left the Company on October 24, 2003.

Stock Option Information

Option Grants:    The following table sets forth certain information concerning grants of stock options made to the Named Officers during Fiscal 2004.

Option Grants in Last Fiscal Year

Name	Individual Grants			Exercise or Base Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal 2004			5%	10%
Richard A. Hayne	—		—	—	—	—	—
Glen T. Senk	—		—	—	—	—	—
Tedford G. Marlow	—		—	—	—	—	—
Glen A. Bodzy	40,000	(1)	3.6%	$23.62	09/05/2013	$594,000	$1,505,600
Robert Ross	10,000	(2)	0.9%	$17.0075	06/03/2013	$107,700	$271,100
David C. Frankel	—		—	—	—	—	—

(1)	Pursuant to a four year, 25% per year vesting schedule commencing September 5, 2004.
(2)	Pursuant to a five year, 20% per year vesting schedule commencing June 3, 2004.

Aggregated Option Exercises and Fiscal Year-End Option Value Table:    The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 2004, information concerning the number of stock options held by the Named Officers on January 31, 2004, and the value of in-the-money options outstanding as of such date. The value of in-the-money options represents the aggregate excess of the fair market value of a Common Share on January 30, 2004 of $40.49 over the applicable option exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

Aggregated Option Exercises

in Fiscal 2004 and

Fiscal 2004 Year-End Option Values

	Shares Acquired On Exercise	Value Realized	Number of Unexercised Options At Fiscal Year-End		Value of In-the-Money Options At Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Hayne	—	—	—	—	—	—
Glen T. Senk	200,000	$6,340,441	80,000	120,000	$2,674,200	$4,011,300
Tedford G. Marlow	80,000	1,091,228	100,000	300,000	3,461,500	10,384,500
Glen A. Bodzy	74,000	851,260	12,000	74,000	422,730	1,852,291
Robert Ross	42,399	536,275	—	36,601	—	1,019,485
David C. Frankel	152,000	3,750,989	—	—	—	—

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,742,801	(1)	$11.87	75,300
Equity compensation plans not approved by security holders	—		—	—

Total	2,742,801		$11.87	75,300

(1)	Amounts are subject to adjustment to reflect any stock dividend, stock split, share combination, or similar change in the Company’s capitalization.

See Note 9 to the Company’s consolidated financial statements, included in the Company’s Annual Report on Form 10-K for Fiscal 2004, a copy of which accompanies this Proxy Statement, for more detailed information regarding the Company’s equity compensation plans.

REPORT OF THE COMPENSATION COMMITTEE

OF THE

BOARD OF DIRECTORS

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

The Compensation Committee is composed of two outside directors of the Company who are independent under NASDAQ’s listing standards. During Fiscal 2004, the Compensation Committee determined the compensation for the Named Officers of the Company and the other key employees of the Company. The Compensation Committee also administers the Company’s stock option plans.

The Compensation Committee’s philosophy is that executive compensation should be designed to:

•	reflect the Company’s entrepreneurial orientation;

•	assist the Company in attracting and retaining superior executive talent;

•	align the interests of management with those of shareholders through a significant equity-based component; and

•	reward an executive’s individual contribution toward achievement of the Company’s long- and short-term business goals.

The Company’s overall executive compensation program consists of three principal elements: base salaries, discretionary bonuses and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year.

The base salaries for the Company’s executive officers in Fiscal 2004 were competitively established by the Compensation Committee based upon a general assessment of the compensation paid by other companies in the retail specialty apparel industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports.

While the Company’s President does not participate in the determination of compensation policies by the Compensation Committee, the Compensation Committee consults with the President in determining base salary levels for each executive officer and takes into consideration the President’s assessment of the performance of each of the executive officers (other than the President) against the factors established by the Compensation Committee.

The Compensation Committee also establishes the level of discretionary bonuses and option awards to the Company’s executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee’s subjective assessment of the Company’s overall financial performance and the Compensation Committee’s subjective assessment of the President’s and other executive officers’ individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the executive’s initiative, managerial ability, level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee also establishes objective criteria related to corporate and individual performance in determining executive compensation.

During Fiscal 2004, the factors considered by the Compensation Committee in determining the President’s salary and bonus were (1) the extent to which the Company met sales and net income objectives, (2) the performance of the Company’s common stock, and (3) the degree to which the Company succeeded in recruiting and developing management talent. The Compensation Committee also takes into account the fact that the President beneficially owns a substantial number of Common Shares of the Company.

The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. A decision whether to grant stock options and the size of the grant to each executive officer is determined by the Compensation Committee based upon a subjective assessment of such executive officer’s performance after taking into consideration prior years’ grants and the organizational impact of the executive officer, as well as to respond to competitive conditions in the attraction and retention of new and current executive officers.

During Fiscal 2004, Glen A. Bodzy was granted options to acquire 40,000 Common Shares and Robert Ross was granted options to acquire 10,000 Common Shares. No other stock options or other equity-based compensation were granted to any of the Named Officers of the Company during Fiscal 2004.

This report is submitted by the Compensation Committee.

Scott A. Belair, Chairman of the Compensation Committee

Joel S. Lawson III

STOCK PERFORMANCE CHART

The following graph compares the cumulative total shareholder return on the Company’s Common Shares with the cumulative total return on the Standard and Poor’s 500 Composite Stock Index and the Standard and Poor’s 500 Apparel Retail Index for the period beginning February 1, 1999 and ending January 31, 2004, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indices.

	Base Period Jan-99	Jan-00	Jan-01	Jan-02	Jan-03	Jan-04
Urban Outfitters, Inc.	$100	$82.76	$54.41	$160.25	$125.55	$496.43
S&P 500 Index	$100	$110.35	$109.35	$91.70	$70.59	$94.99
S&P 500 Apparel Retail	$100	$95.36	$89.02	$52.85	$63.43	$83.44

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares for (a) each person known to the Company who beneficially owns more than five percent of the Company’s outstanding Common Shares, (b) each director and Named Officer and (c) all current directors and executive officers of the Company as a group. Unless otherwise indicated: (a) the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103, (b) each person has sole voting and dispositive power with respect to all such shares and (c) the table represents beneficial ownership as of March 18, 2004.

	Amount of Beneficial Ownership	Percent of Class
Richard A. Hayne (1)	13,105,855	32.6%
FMR Corp. (2)	2,259,700	5.6%
Scott A. Belair (3)	1,304,000	3.2%
Harry S. Cherken, Jr. (4)	137,100	*
Joel S. Lawson III (5)	107,600	*
Tedford G. Marlow (6)	100,000	*
Robert H. Strouse (7)	20,000	*
Glen A. Bodzy (8)	13,194	*
Robert Ross (9)	7,000	*
Glen T. Senk (10)	1,276	*
David C. Frankel (11)	—	*
All current directors and executive officers as a group (12 persons)(12)	17,060,657	42.0%

*	Less than 1%.
(1)	Includes 940,668 Common Shares owned by the Irrevocable Trust of Richard A. Hayne, 940,668 Common Shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 20,600 Common Shares owned by the Hayne Foundation and 5,955 Common Shares allocated under the Company’s 401(k) Savings Plan. Excludes 278,996 Common Shares beneficially owned by Mr. Hayne’s spouse, as to which he disclaims beneficial ownership.
(2)	Based on information provided pursuant to a Schedule 13G/A filed jointly by FMR Corp., Fidelity Management & Research Company (“Fidelity”), Edward C. Johnson III and Abigail P. Johnson on February 17, 2004. As of December 31, 2003, FMR Corp., Mr. Johnson and Ms. Johnson were each deemed to beneficially own 2,259,700 Common Shares. According to the cover pages of the Schedule 13G/A, FMR Corp. has sole voting power with respect to 342,200 of Common Shares, and Mr. Johnson and Ms. Johnson do not have or share any voting power with respect to any Common Shares. Fidelity beneficially owns 1,909,200 Common Shares, but no reference with respect to its voting or dispositive power was made. The address for each person is 82 Devonshire Street, Boston, MA 02109.

(3)	Excludes 666,668 Common Shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which Mr. Belair disclaims beneficial ownership. Includes 160,000 Common Shares subject to presently exercisable options.
(4)	Includes 120,000 Common Shares subject to presently exercisable options and 1,100 Common Shares held by a trust of which Mr. Cherken is a trustee.
(5)	Includes 80,000 Common Shares subject to presently exercisable options and 3,600 Common Shares held by a trust of which Mr. Lawson is a trustee.
(6)	Includes 100,000 Common Shares subject to presently exercisable options.
(7)	Includes 20,000 Common Shares subject to presently exercisable options.
(8)	Includes 12,000 Common Shares subject to presently exercisable options and 194 Common Shares allocated under the Company’s 401(k) Savings Plan.
(9)	Includes 7,000 Common Shares subject to options that become exercisable within 60 days.
(10)	Includes 1,276 Common Shares allocated under the Company’s 401(k) Savings Plan.
(11)	Mr. Frankel left the Company on October 24, 2003.
(12)	Includes 492,000 Common Shares subject to presently exercisable options and 7,000 Common Shares subject to options that become exercisable within 60 days.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2005 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company prior to December 27, 2004 to be considered for inclusion in the Company’s Proxy Statement for that meeting. If the December 27, 2004 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2005 Annual Meeting of Shareholders, although it will not be included in the Proxy Statement, if it is received no later than March 23, 2005. If notification of a shareholder proposal is not received by March 23, 2005, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

INDEPENDENT ACCOUNTANTS

On June 19, 2002, the Company dismissed Arthur Andersen LLP as the principal accountant for the Company and its subsidiaries. For neither of the two years prior to Andersen’s dismissal had the former principal accountant’s reports on the Company’s consolidated financial statements contained an adverse opinion or a disclaimer of opinion, nor had its opinion been qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s decision to dismiss its principal accountant was recommended by the Audit Committee of the Board of Directors of the Company and was approved by the Board of Directors. During Fiscal 2002 and Fiscal 2001 and through June 19, 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the consolidated financial statements.

During Fiscal 2002 and 2001 and through June 19, 2002, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

On July 23, 2002, the Company engaged KPMG LLP to serve as the Company’s independent public accountants for Fiscal 2003. The appointment of KPMG LLP was effective immediately. The decision to engage KPMG LLP was recommended by the Audit Committee of the Board of Directors of the Company and was approved by the Board of Directors.

During Fiscal 2002 and Fiscal 2001 and through July 23, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

The aggregate fees billed by KPMG LLP during Fiscal 2004 for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $165,540.

The aggregate fees billed by KPMG LLP during Fiscal 2003 for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $62,000.

Audit Related Fees

For Fiscal 2004 and Fiscal 2003, there were no fees billed by KPMG LLP for audit related services.

Tax Fees

The aggregate fees billed by KPMG LLP during Fiscal 2004 for tax services totaled $94,760.

The aggregate fees billed by KPMG LLP during Fiscal 2003 for tax services totaled $58,749.

Other Fees

For Fiscal 2004 and Fiscal 2003, there were no fees billed by KPMG LLP for other services.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Shareholders”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during Fiscal 2004, all filing requirements applicable to its officers, directors and 10% Shareholders under Section 16(a) were complied with on a timely basis.

Proxy Solicitation Costs.    The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone or other electronic means by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

Householding.    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, Urban Outfitters, Inc., 1809 Walnut Street, Philadelphia, PA 19103, (Tel: 215-564-2313); (Fax: 215-568-1549). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Annual Report.    This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for Fiscal 2004, as filed with the Securities and Exchange Commission (except for exhibits). Requests for additional copies of such Form 10-K should be directed to the Company at the address set forth on the cover of this Proxy Statement, Attention: Investor Relations.

By Order of the Board of Directors,

Richard A. Hayne

Chairman of the Board

DATE

APPENDIX A

URBAN OUTFITTERS, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary function of the Audit Committee (the “Committee”) of Urban Outfitters, Inc. (the “Company”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities to shareholders and potential shareholders of the direction and management of the business and affairs of the Company by reviewing (1) the financial statements and other financial information provided by the Company; and (2) the Company’s system of internal controls – including accounting, auditing and financial reporting practices. Consistent with this function, the Committee should foster adherence to and should encourage continuous improvement of the Company’s policies, procedures and practices at all levels, as well as maintain free and open means of communication between directors, the independent accountants and the management of the Company.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

II.	MEMBERSHIP

The Committee shall be comprised of at least three directors, appointed annually by the Board. Each member of the Committee shall satisfy the applicable independence requirements under the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) (or of such other exchange or automatic quotation system where the Company’s securities may be listed) and under the rules and regulations of the Securities and Exchange Commission (the “SEC”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. In addition, each member of the Committee shall satisfy NASDAQ’s financial literacy criteria, and at least one member of the Committee shall have the requisite financial or accounting experience as required under NASDAQ’s listing standards. The Board shall determine whether each member of the Committee is a “financial expert,” as defined by the SEC, and make appropriate disclosure of that determination as required by applicable law.

The Committee shall meet at least quarterly, or more frequently as circumstances require. Minutes of each meeting shall be prepared and sent to Committee members and to all members of the Board. Copies of the minutes are to be made available to the independent accountants. As part of its responsibility to foster open communications, the Committee may request members of management or others to attend the meetings and provide pertinent information, as necessary. In conjunction with its meetings, the Committee should meet at least annually with management, including the Chief Financial Officer and, if appropriate, other senior financial executives, and with the independent accountants in separate executive sessions to discuss any matters that the Committee or each of the groups believes should be discussed privately. The Committee may delegate its responsibilities, duties and authority to one or more members of the Committee.

III.	RESPONSIBILITIES

The Committee shall have the following responsibilities, duties, and authority:

A.	Appoint (and terminate), compensate, and oversee the work of the independent accountants, including the audit plan, scope and procedures.

B.	Preapprove, in accordance with its preapproval policies, all audit services and permissible non-audit services provided by the independent accountants to the Company. This responsibility may be delegated by the Committee to one or more members of the Committee, if the decisions of that member are presented to the full Committee at the next scheduled meeting.

C.	Confirm and assure the independence of the independent accountants by reviewing and discussing the formal written statement and other periodic written reports received from the independent accountants regarding their objectivity and independence, including statements concerning other relationships and services that may affect their independence.

D.	Set clear hiring policies for employees and former employees of the independent accountants.

E.	Consider and review with the independent accountants and management the adequacy and effectiveness of the Company’s internal controls, including processes for identifying significant risks or exposures, and elicit recommendations for the improvement of such internal control procedures where desirable.

F.	Review with the independent accountants and management:

•	The Company’s financial reporting (including financial statements and related footnotes), including (1) their qualitative judgements about the quality and acceptability of the accounting principles and financial disclosure practices used or proposed; (2) a discussion of any significant findings discovered; (3) a discussion regarding the appropriateness of the accounting principles applied; (4) all alternative treatments of financial information within GAAP that the independent accountants have discussed with management (including the independent accountants’ preferred treatment); and (5) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

•	Any significant changes required in the independent accountants’ audit plan.

•	Any material difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of activities or access to required information. The Committee shall resolve any disagreements between management and the independent accountants regarding financial reporting.

•	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

•	Any material written communications provided by the independent accountants to management, such as management letters and schedules of unadjusted differences, and the Company’s response to those communications.

•	Any legal and regulatory matters that may have a material impact on the financial statements, including related corporate compliance policies, programs and reports received from regulators.

G.	Review and approve all related party transactions.

H.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding these issues.

I.	Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

J.	Prepare the audit committee report required to be filed with the SEC.

K.	Review and reassess the adequacy of this Charter annually and submit recommended amendments to the Board for approval.

L.	Investigate any matter brought to its attention within the scope of the Audit Committee’s duties, with the power to retain and determine the appropriate compensation for independent legal, accounting, financial and other advisors as the Committee may deem necessary or appropriate to carry out its duties, at the expense of the Company.

M.	Enforce the Company’s Code of Conduct and Ethics.

N.	Perform such other functions as assigned by law, the Company’s Articles of Incorporation or By-laws, or the Board.

APPENDIX B

URBAN OUTFITTERS

2004

STOCK INCENTIVE PLAN

i

URBAN OUTFITTERS

2004

STOCK INCENTIVE PLAN

WHEREAS, Urban Outfitters, Inc. desires to grant equity incentive awards to certain of its employees, consultants and non-employee directors;

NOW, THEREFORE, the Urban Outfitters 2004 Stock Incentive Plan is hereby adopted under the following terms and conditions:

SECTION 1 – PURPOSE AND DEFINITIONS

(a)  Purpose.    The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

(b)  Definitions.

(1)  “Administrator” shall mean:

(A)  The Chairman of the Board, with respect to an Award which (i) covers 20,000 or fewer shares of Common Stock, and (ii) is granted to an individual who is not subject to section 16(b) of the Exchange Act; or

(B)  The Committee.

(2)  “Award” shall mean an ISO, NQSO, SAR, Restricted Stock or RSU awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(3)  “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 11.

(4)  “Board” shall mean the Board of Directors of the Company.

(5)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(6)  “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(7)  “Committee” shall mean a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code), or the entire Board.

(8)  “Company” shall mean Urban Outfitters, Inc.

(9)  “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(10)  “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(11)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(12)  “Fair Market Value” shall mean:

(A)  The arithmetic average of the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the applicable date; or

(B)  Fair market value determined under such other method as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

(13)  “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(14)  “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

(15)  “Non-Employee Director” shall mean a director of the Company who:

(A)  Is not an Employee; and

(B)  Has not been an Employee during the immediately preceding 12-month period.

(16)  “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(17)  “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(18)  “Plan” shall mean the Urban Outfitters 2004 Stock Incentive Plan as set forth herein and as amended from time to time.

(19)  “Related Corporation” shall mean either a “subsidiary corporation” of the Company, as defined in section 424(f) of the Code, or the “parent corporation” of the Company, as defined in section 424(e) of the Code.

(20)  “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Administrator pursuant to Section 9.

(21)  “RSU” shall mean a restricted stock unit granted pursuant to Section 10.

(22)  “SAR” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Common Stock or in a combination thereof (such form to be determined by the Administrator), determined in whole or in part by reference to appreciation in the value of Common Stock.

(23)  “Termination of Service” shall mean (a) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (b) with respect to an Award granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company and all Related Corporations; and (c) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, the Administrator (subject to Section 15(a)) may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise.

SECTION 2 – ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator (and members thereof), while serving as such, shall be deemed to be acting in his or her capacity as a director or an officer of the Company.

The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors, to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the Plan; provided, however, that Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan, and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent it (or he) deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

Notwithstanding the foregoing, the terms and conditions of formula NQSOs granted to Non-Employee Directors under Section 7 are intended to be fixed in advance. Consequently, neither the Administrator nor the Board shall have discretionary authority with respect to formula NQSOs granted pursuant to Section 7.

SECTION 3 – ELIGIBILITY

Employees, Non-Employee Directors and Consultants shall be eligible to receive Awards under the Plan. However, Employees and Consultants shall not be eligible to receive formula NQSOs under Section 7, and Non-Employee Directors and Consultants shall not be eligible to receive ISOs. More than one Award may be made to a Grantee under the Plan.

SECTION 4 – STOCK

The aggregate number of shares of Common Stock that may be delivered under the Plan is 2,500,000 shares, subject to the following limits:

(a)  The aggregate number of shares of Common Stock subject to Options and SARs granted to an Employee during any calendar year under the Plan shall not exceed 600,000 shares; and

(b)  No more than 1,000,000 shares of Common Stock shall be available for the granting of Restricted Stock and RSUs under the Plan.

Each limit in the preceding sentence shall be subject to the adjustment described in Section 12. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan. However, if an Option or SAR is cancelled, the shares of Common Stock covered by the cancelled Option or SAR shall be counted against the maximum number of shares specified above for which Options and SARs may be granted to a single Employee. If any Option is exercised by surrendering Common Stock to the Company as full or partial payment or if tax withholding requirements are satisfied by withholding or surrendering Common Stock to the Company, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares available for grant under the Plan.

SECTION 5 – GRANTING OF AWARDS

From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Administrator may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it determines are warranted. However:

(a)  Grants of ISOs and NQSOs shall be separate and not in tandem;

(b)  Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan; and

(c)  Grants to Non-Employee Directors under Section 7 of the Plan shall be made as provided in such Section.

A member of the Committee shall not participate in a vote approving the grant of an Award to himself or herself to the extent provided under the laws of Pennsylvania governing corporate self-dealing. In making any determination as to whether an Employee, a Consultant or a Non-Employee Director shall be granted an Award, the type of Award to be granted, the number of shares to be covered by the Award, and other terms of the Award, the Administrator may take into account the duties of the Employee, Consultant or Non-Employee Director, his or her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Grantee, and such other factors as the Administrator may deem relevant in accomplishing the purposes of the Plan. Moreover, the Administrator may provide in an Option or an SAR that the Option or SAR may be exercised only if certain conditions (such as performance-based requirements), as determined by the Administrator, are fulfilled.

SECTION 6 – TERMS AND CONDITIONS OF DISCRETIONARY OPTIONS

Discretionary Options granted to Employees, Non-Employee Directors and Consultants pursuant to this Section 6 shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs, the provisions of section 422(b) of the Code), as the Administrator shall deem desirable —

(a)  Number of Shares.    The Option shall state the number of shares of Common Stock to which it pertains.

(b)  Price.    The Option shall state the option price which shall be determined and fixed by the Administrator in its (or his) discretion, but:

(1)  With respect to an ISO, the option price shall not be less than 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the ISO is granted; and

(2)  In no case may the option price be less than the par value per share of Common Stock.

(c)  Term.    The term of each Option shall be determined by the Administrator, in its (or his) discretion; provided, however, that the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (i) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 14 hereof.

(d)  Exercise.    An Option shall be exercisable in such installments, upon fulfillment of such other conditions, and on such dates as the Administrator may specify. The Administrator may accelerate the exercise date of an outstanding Option, in its (or his) discretion, if the Administrator deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (except that, in the case of an exercise arrangement approved by the Administrator and described in paragraph (3) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

The Award Agreement shall set forth, from among the following alternatives, how the option price is to be paid —

(1)  in cash or its equivalent;

(2)  in shares of Common Stock previously acquired by the Grantee; provided that such shares have been held by the Grantee for such period of time as required to be considered “mature” shares for purposes of accounting treatment;

(3)  by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(4)  in any combination of paragraphs (1), (2) and (3) above.

In the event the option price is paid, in whole or in part, with shares of Common Stock, the portion of the option price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Stock so surrendered in payment of the option price.

(e)  ISO Annual Limit.    The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f)  Termination of Service for a Reason Other Than Death or Disability.    If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) thirty days after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination).

(g)   Disability.    If a Grantee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h)   Death.    If a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (f) or (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or

(ii) six months after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death).

(i)  More-Than-Ten-Percent Shareholder.    If, after applying the attribution rules of section 424(d) of the Code, the Grantee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the option price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

SECTION 7 – FORMULA NQSOs FOR NONEMPLOYEE DIRECTORS

(a)   Granting of Formula NQSOs to Non-Employee Directors.

(1)   Initial Grant.    An NQSO to purchase 20,000 shares of Common Stock (as adjusted pursuant to Section 12) automatically shall be granted to a Non-Employee Director on the date he or she becomes a Non-Employee Director (whether by reason of his or her election by shareholders, appointment by the Board or expiration of the 12-month period specified in Section 1(b)(15)(B)) if:

(A)  The Non-Employee Director was not a Non-Employee Director prior to the Company’s 2004 annual shareholders’ meeting; and

(B)  the Non-Employee Director did not previously receive an initial NQSO grant under Section 8(a) of the Urban Outfitters 2000 Stock Incentive Plan, Section 5(a) of the Urban Outfitters, Inc. 1993 Non-Employee Directors’ Non-Qualified Stock Option Plan, Section 7(a)(1) of the Urban Outfitters, Inc. 1997 Stock Option Plan or Section 7(a)(1) of this Plan.

(2)   Subsequent Grants.    On the first business day immediately following each of the dates on which an incumbent Non-Employee Director is elected or reelected to the Board by shareholders subsequent to the Company’s 2003 annual shareholders’ meeting, he or she shall automatically be granted an NQSO to purchase 20,000 shares of Common Stock (as adjusted pursuant to Section 12), except that in the case of the first election or reelection following the date of the Non-Employee Director’s initial election or appointment to the Board, no grant shall be made on account of such first election or reelection unless at least six months have elapsed since such initial election or appointment. The grant under this Section 7(a)(2) shall be in addition to the initial grant pursuant to any plan listed in Section 7(a)(1)(B).

(b)  Terms and Conditions of Formula Options.    Formula Options granted to Non-Employee Directors under this Section 7 shall expressly specify that they are NQSOs. In addition, such NQSOs shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan:

(1)  Number of Shares.    A statement of the number of shares of Common Stock to which the NQSO pertains.

(2)   Price.    A statement of the NQSO exercise price, which shall be the higher of one hundred percent (100%) of the Fair Market Value per share of the Common Stock, or the par value thereof, on the date the NQSO is granted.

(3)   Term.    Subject to earlier termination as provided in Section 7(b)(5) and Section 14 below, the term of each NQSO granted under this Section 7 shall be ten years from the date of grant.

(4)   Exercise.    An NQSO granted under this Section 7 shall be exercisable on the business day immediately preceding the annual meeting of shareholders next succeeding the date of grant of such NQSO. Except as otherwise provided in Section 7(b)(5), below, NQSOs shall only be exercisable by a Non-Employee Director while he or she remains a director of the Company. Any NQSO shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the NQSO. Any exercisable NQSO may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and, except as provided in Section 6(d)(3), accompanied by payment in full of the aggregate price for such shares. Only full shares shall be issued, and any fractional shares which might otherwise be issuable upon exercise of an NQSO granted hereunder shall be forfeited.

The NQSO exercise price shall be payable in any of the methods set forth in Section 6(d)(1) through (4).

(5)  Termination of Services as a Director.    If a Non-Employee Director’s Termination of Service occurs prior to the expiration date fixed for his or her NQSO under this Section 7 for any reason (such as, without limitation, disability, death or failure to be reelected by the Company’s shareholders), such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of such Termination of Service, by the Non-Employee Director at any time prior to the earlier of:

(A)  The expiration date of such NQSO; or

(B)  One year after the date of such Termination of Service.

If a Non-Employee Director whose Termination of Service occurs for any reason other than death shall die following his or her Termination of Service, but prior to the earlier of (A) or (B) above, such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of his or her death at any time prior to the earlier of:

(C)  The expiration date fixed for his or her NQSO; or

(D)  One year after the date of death.

In the event of the Non-Employee Director’s legal disability, such NQSO may be so exercised by his or her legal representative. In the event of the Non-Employee

Director’s death, such NQSO may be so exercised by the Non-Employee Director’s estate, personal representative or beneficiary who acquired the right to exercise such NQSO by bequest or inheritance or by reason of the death of the Non-Employee Director.

SECTION 8 – SARS

(a)  Nature of SARs.    An SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator.

(b)  Grant of SARs.    SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

(c)  Rules Applicable to Tandem Awards.    When SARs are granted in tandem with Options, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SAR relating to the shares of Common Stock covered by such Option will terminate. Upon the exercise of an SAR, the related Option will terminate to the extent of an equal number of shares of Common Stock. The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The SAR will be transferable only when the related Option is transferable, and under the same conditions. An SAR granted in tandem with an ISO may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option.

(d)  Exercise of Independent SARs.    An SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an independent SAR must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Administrator.

(e)  Termination of Service.    If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g) and (h) shall be applied to determine the extent to which and the period during which the SAR may be exercised. For purposes of this Section 8(e), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g) and (h).

SECTION 9 - RESTRICTED STOCK

(a)  General Requirements.    Restricted Stock may be issued or transferred for consideration or for no consideration, as determined by the Administrator. If for consideration, payment may be in cash or check (acceptable to the Administrator), bank draft, or money order payable to the order of the Company.

(b)  Rights as a Stockholder.    Unless the Administrator determines otherwise, a Grantee who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Administrator at the time of grant. Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c)  Restrictions.    Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount paid for the shares of Common Stock, or forfeited to the Company if nothing was so paid. These restrictions will lapse at such time or times, and on such conditions, as the Administrator may specify in the Award Agreement. Upon the lapse of all restrictions, shares of Common Stock will cease to be Restricted Stock for purposes of the Plan. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock will lapse.

(d)  Notice of Tax Election.    Any Grantee making an election under section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

SECTION 10 – RSUs

(a)  Nature of RSUs.    An RSU entitles the Grantee to receive, subject to the restrictions and vesting rules determined by the Administrator, one share of Common Stock with respect to each RSU granted; any fractional RSU shall be payable in cash. During the applicable restriction period, the Company shall establish a bookkeeping account in the Grantee’s name which reflects the number of RSUs standing to the credit of the Grantee. The Company shall credit to the Grantee’s bookkeeping account, on each date that the

Company pays a cash dividend to holders of Common Stock generally, an additional number of RSUs equal to the total number of RSUs credited to the Grantee’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on such date. RSUs attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the RSUs to which such dividend equivalent rights relate.

(b)  Grant of RSUs.    The Administrator shall determine:

(1)  The number of RSUs subject to the Award;

(2)  The purchase price (if any) to be paid for each RSU;

(3)  hen such RSUs shall vest (i.e., the end of the restriction period); and

(4)  Any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period.

The Administrator may at any time accelerate the time at which RSUs shall vest.

SECTION 11 – AWARD AGREEMENTS — OTHER PROVISIONS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs, not inconsistent with section 422(b) of the Code), as the Administrator shall deem advisable. The Award Agreements shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

SECTION 12 – ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company:

(a)  The maximum number and type of shares under the limits set forth in Section 4 (regarding shares available under the Plan, shares subject to grants to Employees in any calendar year and shares available for Restricted Stock and RSUs);

(b)  The number and type of shares subject to a formula NQSO to be granted to a Non-Employee Director under Section 7; and/or

(c)  The number and type of shares issuable upon exercise or vesting of outstanding Awards under the Plan (as well as the option price per share under such outstanding Awards); provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Grantee consents to such adjustment.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Awards (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards. Any adjustments authorized by the Committee under Section 12(b) shall be subject to approval by the Board.

SECTION 13 – CHANGE IN CONTROL

(a)  Full Vesting.    Notwithstanding any other provision of this Plan, all outstanding Awards shall become fully vested and exercisable upon a Change in Control; provided, however, that this Section 13 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b)  Definitions.

(1)  For purposes of this Plan, a “Change in Control” with respect to the Company shall mean any of the following events:

(A)  a merger or consolidation of the Company with any other corporation, other than a merger or consolidation resulting in the voting power of the securities (as described in clause (D) below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than a majority of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger of consolidation;

(B)  any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company;

(C)  the dissolution and liquidation of the Company; or

(D)  any person or “group” (other than a benefit plan sponsored by either the Company or a subsidiary of the Company and other than Richard A. Hayne or his estate, personal representative or the beneficiaries under his will), becoming after February 24, 2004 the “beneficial owner,” directly or indirectly, of securities representing a majority of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire such securities).

(2)  For purposes hereof, the terms “group” and “beneficial owner” shall have the meanings given to them in Rule 13d-3; and Rule 13d-3 shall mean Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

SECTION 14 – CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 13) up to, and including the date immediately preceding such termination. Further, as provided in Sections 6(d), 8(d), 9(c) and 10(b) hereof, the Administrator, in its discretion, may accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 13).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code, unless the Grantee consents to the change.

Notwithstanding the foregoing, in the event of a corporate transaction (as described above) in which holders of Common Stock are to receive cash, securities or other property, and provision is not made for the continuance and substitution or assumption of formula NQSOs granted to Non-Employee Directors under Section 7, all such outstanding NQSOs shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to each Non-Employee Director an amount in cash with respect to each share to which a terminated NQSO pertains equal to the difference between the NQSO exercise price and the value of the consideration to be received by the holders of Common Stock in connection with such transaction.

SECTION 15 – AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

(a)  In General.    The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever; except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) —

(1)  a change in the class of employees eligible to participate in the Plan with respect to ISOs;

(2)  except as permitted under Section 12 hereof, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;

(3)  an extension of the date, under Section 16 hereof, as of which no ISOs shall be granted hereunder;

(4)  a modification of the material terms of the “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

(5)  any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

If the Fair Market Value of Common Stock subject to an Option or SAR has declined since the Option or SAR was granted, the Committee, in its sole discretion, may reduce the exercise price of any (or all) such Option(s) or SAR(s), or cancel any (or all) such Option(s) or SAR(s) in exchange for cash or the grant of new Awards. Except as provided in Section 14, no amendment or suspension shall alter or impair any outstanding Awards or cause the modification (within the meaning of section 424(h) of the Code) of an ISO, without the consent of the Grantee affected thereby.

(b)  Manner of Shareholder Approval.    The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected —

(1)  by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting); or

(2)  by a majority of the votes cast at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

(c)  Amendments Affecting Formula Awards to Non-Employee Directors. Notwithstanding the foregoing, no amendment to any provision of the Plan that would affect NQSOs to be awarded to Non-Employee Directors under Section 7 shall be made if such amendment would cause the terms and conditions of grants made under Section 7 to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under section 16(b) of the Exchange Act.

SECTION 16 – TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after February 23, 2014, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the shareholders of the Company, whichever is earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder, and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

SECTION 17 – SHAREHOLDER APPROVAL

This Plan shall become effective on February 24, 2004 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 15(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

SECTION 18 – MISCELLANEOUS

(a)  Rights.    Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 9(b) (regarding Restricted Stock).

(b)  Indemnification of Board and Committee.    Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

(c)  Transferability; Registration.    No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative.

Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to discretionary NQSOs granted under Section 6 and SARs granted under Section 8.

A Non-Employee Director may transfer an NQSO granted under Section 7 for no consideration to (1) the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, including adoptive relationships, and any person sharing the Non-Employee Director’s household (other than a tenant or employee) (“Permitted Transferees”), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (and the Non-Employee Director) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (and the Non-Employee Director) in the aggregate own more than 50% of the voting interests. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, formula NQSOs granted under Section 7 shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by the Non-Employee Director or by his guardian or legal representative. Any formula NQSO transferred by a Non-Employee Director shall not be assignable or transferable by the transferee.

If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(d)  Deferrals.    The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon exercise of an Option or the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.

(e)  Listing and Registration of Shares.    Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock or RSU may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(f)  Withholding and Use of Shares to Satisfy Tax Obligations.    The obligation of the Company to deliver shares of Common Stock upon the exercise of any Award or upon the vesting of Restricted Stock or RSU shall be subject to applicable federal, state, and local tax withholding requirements.

If the exercise of any Award or the vesting of Restricted Stock or RSU is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator, in its (or his) discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Option to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise or vesting of the Award is includible in income by the Grantee under section 83 of the Code (the “Determination Date”)).

The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(g)  Application of Funds.    Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

(h)  No Obligation to Exercise Award.    The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(i)  Governing Law.    The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of

Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(j)  Unfunded Plan.    The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

URBAN OUTFITTERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and John E. Kyees, or either of them, with full power of substitution, as the undersigned’s proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) called for June 1, 2004, at 10:30 a.m. Eastern Standard Time at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania and at any adjournment thereof.

1. ELECTION OF DIRECTORS
Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Joel S. Lawson III, Glen T. Senk and Robert H. Strouse.

☐	FOR the nominees listed above (except as noted to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominees listed above

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

2. AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

☐

FOR the amendment of the Company’s

Amended and Restated Articles of Incorporation to increase the number of the Company’s authorized Common Shares from 50,000,000 Common Shares to 200,000,000 Common Shares

		☐ ☐	VOTE AGAINST ABSTAIN

3. ADOPTION OF THE URBAN OUTFITTERS 2004 STOCK INCENTIVE PLAN

☐	FOR the adoption of the Urban Outfitters 2004 Stock Incentive Plan	☐ ☐	VOTE AGAINST ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR THE APPROVAL OF PROPOSAL 2 AND FOR THE APPROVAL OF PROPOSAL 3.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

Date: _______________________________, 2004

____________________________________________
Signature of Shareholder

____________________________________________
Signature of Shareholder

Email:_______________________________________

Please sign exactly as your name appears hereon, date and
return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other
fiduciaries should indicate their capacity when signing.